UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2013

PEDIATRX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

90 Fairmount Road West, Califon, NJ 07830
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (908) 975-0753

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2013 we appointed Constantin Dietrich and Joseph Arcuri as directors of our company.

Our board of directors now consists of Cameron Durrant, Joseph Carusone, Constantin Dietrich and Joseph Arcuri.

Constantin Dietrich, Director

Mr. Dietrich has over 20 years of experience in private equity, investing, marketing, media and executive/management leadership. Since March 2012, he has acted as the Chief Executive Officer of Lakefield Media Holding AG, a company that he founded to acquire and leverage established digital and social media properties, located in Switzerland. Mr. Dietrich has expertise in social networks and social discovery. Mr. Dietrich holds a Bachelor of Science degree in business administration from UC of Syracuse University.

Joseph Arcuri, Director

Mr. Arcuri has 20 years of executive and entrepreneurial experience in corporate finance, mergers and acquisitions, business restructuring, and technology. He has acted as Chief Financial Officer of GlassBox Television Inc., a media company located in Toronto, Ontario, Canada from April 2010 to October 2012. From April 2007 to March 2010, he was President of AOL Canada Inc., a Canadian company. In 1999 he co-founded Bird on a Wire Networks Incl, one of Canada’s first managed IT service companies. Mr. Arcuri also served as interim Chief Financial Officer of Biosyent Inc. from September 2002 to April 2004, a life sciences technology company. He is a chartered accountant within Canada and holds his CPA designation.

Transactions with Related Persons

Except as disclosed below, since March 1, 2010, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years ($13,384), and in which Mr. Dietrich, Mr. Arcuri or any member of their immediate family (including their spouse, parents, children, siblings and in-laws) had or will have a direct or indirect material interest.

On July 2, 2010, we issued an aggregate of 140,000 shares of our common stock to Mr. Dietrich, a member of his immediate family and a company 100% owned by his family in a non-brokered private placement, at a purchase price of US$0.50 per share, for gross proceeds of US$70,000, as follows:

1.	Mr. Dietrich purchased 60,000 shares for US$30,000 (Mr. Dietrich subsequently sold these shares and no longer owns them);

2.	A member of Mr. Dietrich’s immediate family purchased 30,000 shares for US$15,000; and

3.

3cl Holding GmbH, a limited liability company, based in Germany and 100% owned by Mr. Dietrich’s family, purchased 50,000 shares for US$25,000. Mr. Dietrich and his wife together own about 70% of this company, while Mr. Dietrich’s in-laws own the rest. One of Mr. Dietrich’s in-laws is the only managing director of this company.

On November 3, 2010, we issued an aggregate of 300,000 units to Mr. Dietrich, a member of his immediate family and 3cl Holding GmbH in a non-brokered private placement, at a purchase price of US$1.00 per unit, for gross proceeds of US$300,000, as follows:

1.	Mr. Dietrich purchased 200,000 units for US$200,000 (Mr. Dietrich subsequently sold these units and no longer owns them);

2.	A member of Mr. Dietrich’s immediate family purchased 50,000 units for US$50,000; and

3.	3cl Holding GmbH purchased 50,000 units for US$50,000.

Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole warrant entitled the holder to purchase one share of our common stock at a purchase price of US$1.75 per share until November 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRX INC.

/s/ Cameron Durrant
Cameron Durrant
President, Chief Executive Officer, Chief Financial Officer,
Treasurer and Director

Date: February 15, 2013